====================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 16, 2005

C-CHIP TECHNOLOGIES CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-33199	88-0467848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

4710 St. Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
 (Address of principal executive offices and Zip Code)

(514) 337-2447
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

====================================================================================

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 16, 2005, C-Chip Technologies Corporation (the "Company") entered into a Purchase Agreement with eighteen institutional and accredited investors (the "Investors") under the terms of which the Company agreed to issue Units consisting of (i) an aggregate of $4,675,000 of the Company's 9.0% Senior Secured Convertible Notes, Series A (the "Series A Notes or the "Notes"), which are convertible into shares of the Company's Common Stock, par value $0.00001 per share ("Common Stock"), (ii) Series E warrants to purchase an aggregate of 5,394,202 shares of Common Stock (subject to adjustment) for a period of five (5) years at an exercise price of $.75 per share (subject to adjustment) (the "Series E Warrants"); and (iii) Series F warrants to purchase an aggregate of 1,798,042 shares of Common Stock (subject to adjustment) for a period of one (1) year at an exercise price of $.70 per share (subject to adjustment) (the "Series F Warrants", and collectively with the Series E Warrant, the "Warrants"). The minium investment is $125,000 (i.e. a $125,000 Note, a Series E Warrant for 144,230 shares and a Series F Warrant for 48,076 shares).

There is no material relationship between the Company or its affiliates and the Investors other than as described in Item 2.01.

The obligations of the Company are guaranteed by all of the Subsidiaries of the Company pursuant to the terms of a Guaranty Agreement.

The Notes and the Guaranty have a secured by perfected first priority security interests in all the assets of the Company and its Subsidiaries, including, without limitation, accounts receivable, intellectual property rights and inventory (the "Collateral") pursuant to the terms of a Pledge and Security Agreement.

Each Note has a stated value of $50,000. The Series E Warrants allow each Investor to be issued common stock purchase warrants in an amount equal to seventy five percent (75%) of the number of common shares underlying the Note based on the Fixed Conversion Price. The Series E Warrants shall have a term of five (5) years from the effective date and shall have an exercise price equal to $.75 per share. The Series F Warrants allow each Investor to be issued common stock in an amount equal to twenty five percent (25%) of the number of common shares underlying the Note based on the Fixed Conversion Price. The Series F Warrants shall have a term of one (1) year from the effective date and shall have an exercise price equal to $.70 per share. The Fixed Conversion Price is sixty-five cents ($.65). The Notes have a maturity date of 24 months from the date of issuance and are payable 7% per annum pursuant to a coupon. Coupons shall be payable at the option of the Company by the Company to the Investors semi-annually either in cash, in kind or in registered common stock at a ten percent (10%) discount to the "Market Price". The Market Price is defined as the average of the five (5) closing prices of the Company's common stock for the five (5) trading days preceding the ex-dividend date or date an amortization payment is due or a conversion is to occur. Subject to the Amortization terms, the Series A Notes shall be convertible into common stock at the Fixed Conversion Price. Conversion of the Stated Value of the Note and accrued interest may occur prior to the Maturity Date, at the option of the Holder, any time after the Securities and Exchange Commission ("SEC") declares the Company's SB-2 Registration Statement effective (the "Conversion Dates"). The Note shall amortize monthly (1/18th per month) beginning six (6) months from Closing and ending on the anniversary of the twenty-fourth (24th) month after Closing. The Company may satisfy the Amortization provision in cash and/or registered common stock based on a ten percent (15%) discount to the Market Price. The Notes contain a prepayment option.

Beginning any time after the Securities and Exchange Commission ("SEC") declares the SB-2 registration effective ("Effective Date"), if the closing bid price of the Company's common stock equal or exceeds $2.00 for a period of ten (10) consecutive trading days, and the Company's common stock has an average trading volume in excess of 100,000 shares per day for those same ten (10) prior trading days, the Company may force the Series A Note Investors to convert into registered Common Shares of the Company based on the Fixed Conversion Price. The Company shall file a Registration Statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) covering the Common Shares underlying the Note and the Warrant Shares no later than thirty (30) days after the Closing, and use its best efforts to have the Registration Statement declared effective within one hundred and fifty (150) days after the Closing. In the event the Registration Statement has not been declared effective within one hundred twenty (120) days of the Closing, the Company shall pay to the Investors liquidated damages equal to 1.5% of the amount invested and shall pay to the Investors liquidated damages equal to 1.5% of the amount invested for each subsequent 30-day period, up to a maximum of a 10.0% total penalty. If the Registration Statements is not declared effective within two hundred seventy (270) days, 25% of the Series E Warrants shall become cashless Warrants and 100% of the Series F Warrants shall become cashless Warrants. For any equity or equity linked private financing consummated within 12 months after the Closing, the holders of the Notes shall have a pro-rata right, along with the holders of the Company's Series A Note, to purchase all or part of the private financing. The Investors shall have ten (10) trading days to respond. A carve out of this provision will be granted to the Issuer for the issuance of stock for situations involving strategic partnerships, acquisition candidates and public offerings. For the twenty-four (24) month period after the Closing, if the Company consummates a private equity or equity-linked financing (the "New Financing"), the Investors may exchange any remaining Notes at their Stated Value for the securities in the New Financing.

Subject to there being a minimum of $2,500,000 of the Stated Value of the Notes outstanding at the time of the contemplated issuance referred to in this term ("Remaining Shares"), the Company shall not issue any securities or financial instruments that rank pari pasu or senior to the Notes without the approval of at least one half (50%) of the Remaining Note Holders. A carve out of four million dollars ($4,000,000) shall be granted to the company for non-equity linked bank debt. The Conversion Price of the Notes and the Exercise Price of the Warrants shall be subject to adjustment for issuances of Common Stock (other than issuances related to this Financing) at a purchase price of less than the Conversion Price or Exercise Price, such that the conversion price or exercise price shall be adjusted using a weighted average price based on such new issuances subject to customary adjustments.

In the event of a change of control transaction (third party acquiring greater than 50% in voting rights in one or a series of related transactions) the Holders may elect to have the Notes redeemed by the Company at its Face Value plus all accrued interest. The Company shall satisfy the redemption request in cash or common shares at the Company's option

The proceeds of this transaction will be used as working capital which is defined as general corporate purposes including growth and capital initiatives.

The Company shall pay the legal and due diligence expenses of the Investors up to a maximum of $35,000.

The law of the State of New York governs this transaction.

Midtown Partners & Co., LLC., an SEC and NASD registered broker dealer acted as the placement agent for the Notes. Midtown Partners & Co., LLC is located in Boca Raton, Florida. A commission of up to 7% of the gross proceeds from the placement will be paid to the placement agent and other participating entities.

As part of the transaction described above. As collateral security for the payment and performance of the Company's obligations under the Notes that are being issued to the Investors pursuant to the Purchase Agreement and certain related obligations, (i) the Company is granting, to the Collateral Agent, for the benefit of the Investors, a security interest in the Collateral (as defined below), pursuant to the terms and conditions of that certain (a) Pledge and Security Agreement by the Company, 6327915 Canada Inc., 6340211 Canada Inc. and 6327931 Canada Inc. in favor of the Collateral Agent and (b) Pledge and Security Agreement by the Canadian Security Agency (2004) Inc. in favor of the Collateral Agent and (ii) three of the Company's subsidiaries, Canadian Security Agency (2004) Inc., 6327931 Canada Inc. and 6327915 Canada Inc. are each executing a guaranty and granting to the Collateral Agent, for the benefit of the Investors, a security interest in the Collateral pursuant to the terms of the Security Agreement.

On February 22, 2005, the transaction was completed.

2.         On February 14th 2005, C-Chip Technologies Corporation (the "Company") through its wholly owned subsidiary corporation, 6327915 CANADA, INC., entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA"). QUEBEC and CANADA collectively own 100% 3428249 CANADA INC. 3428249 CANADA INC. owns 100% CHARTRAND LAFRAMBOISE INC. a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in the credit management and verification. Collectively, QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI."

In consideration for the acquisition of CLI, the Company has paid, on behalf of its wholly own subsidiary, 6327915 CANADA, INC., three million dollars Canadian (CDN$3,000,000.00) in cash and has issued a debenture, convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share. In addition, CLI has also entered into an employment agreement with Mr. Jean Talbot, for a minimum term of 18 months, and with Mr. Louis Laframboise for a minimum term of 36 months. Both will remain employees and officers of CLI.

On February 26, 2005 the transaction was completed..

3.         On February 28, 2005, C-Chip Technologies Corporation (the "Company") entered into an agreement to acquire all of the issued and outstanding common stock of Avensys Inc., a corporation incorporated under the Quebec Companies Act part IA. The Company issued 10,400,000 restricted shares of common stock in exchange for 15,746,369 shares of Avensys Inc. which constituted all of the issued and outstanding common stock of Avensys Inc. Further, the Company will pay CDN$385,000 to holders of options of Avensys, Inc. and cancelled the options. Further, the Company issued 427, 432 restricted shares of common stock as a finder's fee to Lacoste International Inc.

The beneficiaries of the options have received CDN$231,000.00 as of the date hereof and will receive CDN$154,000.00 on or before December 31, 2005. The balance of the purchase price due not later than December 31, 2005 will accrue interest as from the date of closing at a rate of twelve percent (12%) per year calculated daily and payable monthly and any unpaid interest will carry interest at the same rate.

The shares received in exchange for the Avensys shares are restricted shares and have been deposited in escrow with Avensys's attorneys and C-Chip's attorneys and will be released to the shareholders as follows: a first portion representing twenty percent (20%) of the issued shares will be released to the stockholders four (4) months following the closing of the transaction, a second portion representing twenty percent (20%) of the issued shares will be released to the stockholders six (6) months after the closing of the transaction, a third portion representing twenty percent (20%) of the issued shares will be released to the stockholders nine (9) months after the closing of the transaction, a fourth portion representing twenty percent (20%) of the issued shares will be released to the stockholders twelve (12) months after the closing of the transaction and the last portion representing the remaining twenty percent (20%) of the issued will be released to the stockholders eighteen (18) months after the closing of the transaction.

Avensys specializes in providing solutions to monitor different types of environments, solving environmental monitoring problems, from micro scale in-building sensing systems to macro scale wireless landslide and flood warning systems in different countries, covering air, water and soil as well as the security of materials and infrastructures, employing a wide range of technologies including Optical Fiber Sensing Technology.

On February 28, 2005, the transaction was completed.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

The financial statements required by Item 9.01(a) and (b) will be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of March 2005.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis
Stephane Solis
President and Principal Executive Officer